UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 2, 2005

CVS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-01011	05-0494040
(Commission File Number)	(IRS Employer Identification No.)

One CVS Drive Woonsocket, Rhode Island	02895
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (401) 765-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 2, 2005 the Management Planning & Development Committee (the “Committee”) of the Board of Directors of CVS Corporation (the “Company”) established the targets for the Company’s 2005 annual incentive plan. Amounts for the 2005 awards will be based on the Company’s consolidated earnings before interest and taxes. The target awards are 100% of base salary for Mr. Sgarro, 115% for Messrs. Rickard, Merlo and Bodine, and 185% for Mr. Ryan. The actual award may vary from 0-260% of the target award, based on the actual level of achievement against the established performance targets. On the same date, the Committee established the performance criteria for the 2005-2007 performance cycle under the Company’s Long-Term Performance Share Plan. Actual awards are made 50% in CVS shares with a two-year holding period and 50% in cash. The criteria established for this cycle is diluted earnings per share compound annual growth rate for the 3-year performance cycle. Target awards are $3,600,000 for Mr. Ryan, and $750,000 for each of Messrs. Rickard, Merlo, Bodine and Sgarro. Actual awards may range from 0-200% of the target award, based on the actual level of achievement against the established performance targets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CVS CORPORATION

By:	/s/ David B. Rickard
David B. Rickard Executive Vice President, Chief Financial Officer and Chief Administrative Officer

Dated: March 4, 2005